Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
SLM Corporation:

We consent to the incorporation by reference in the registration statements of SLM Corporation (the Company):

Form	Registration Number
S-8	333-140285
S-8	333-125317
S-8	333-33575
S-8	333-33577
S-8	333-44425
S-8	333-53631
S-8	333-68634
S-8	333-80921
S-8	333-92132
S-8	333-109315
S-8	333-109319
S-8	333-159447
S-8	333-116136
S-8	333-181646
S-3	333-226337

of our reports dated February 28, 2019, with respect to the consolidated balance sheets of the Company as of December 31, 2018 and 2017, and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2018, which reports appear in the December 31, 2018 annual report on Form 10-K of the Company.

/s/ KPMG LLP
McLean, Virginia
February 28, 2019